Exhibit 10.4

AMENDED AND RESTATED VOTING AGREEMENT, IRREVOCABLE PROXY

AND FORM OF STOCKHOLDERS’ WRITTEN CONSENT

This Amended and Restated Voting Agreement, Irrevocable Proxy and Form of Stockholders’ Written Consent, dated as of August 31, 2006 (this “Agreement”), is by and among Solidus Networks, Inc., a Delaware corporation (“Solidus”), WinWin Gaming, Inc., a Delaware corporation (“WinWin”), and the Stockholder listed on the signature page hereto (the “Stockholder”). Capitalized terms used herein, except as otherwise defined herein, shall have the meanings assigned to them in the Joint Venture Agreement (defined below).

Recitals

A. As of the date hereof, the Stockholder owns of record the number of shares of common stock (“Common Stock”) of WinWin set forth opposite the Stockholder’s name on Annex I hereto (such Common Stock, together with any and all shares of WinWin capital stock acquired by the Stockholder during the term of this Agreement, being referred to herein as the “Shares”);

B. Solidus and WinWin have entered into an Amended and Restated Joint Venture Agreement, dated April 14, 2006 (the “Prior Joint Venture Agreement”), that provides, among other things, for the adoption and filing of an amendment and restatement of WinWin’s certificate of incorporation, as amended (the “Prior Restated Charter”);

C. In connection with the execution and delivery of the Prior Joint Venture Agreement, each Stockholder, Solidus and WinWin have entered into a Voting Agreement, dated as of April 14, 2006 (the “Original Voting Agreement”), pursuant to which, among other things, the parties made certain agreements with respect to the adoption of the Prior Restated Charter;

D. Concurrently herewith, Solidus and WinWin are entering into a Second Amended and Restated Joint Venture Agreement, dated as of the date hereof (the “Joint Venture Agreement”), that provides, among other things, for the adoption and filing of an amendment and restatement of WinWin’s certificate of incorporation, as amended, in substantially the form attached as Annex III hereto, that differs from the Prior Restated Charter in significant respects (the “Restated Charter”);

E. As a condition to the willingness of Solidus to enter into the Joint Venture Agreement, WinWin has requested that the Stockholder enter into this Agreement, and, in order to induce Solidus to enter into the Joint Venture Agreement, the Stockholder has agreed to enter into this Agreement, amending and restating the Original Voting Agreement.

Now, Therefore, in consideration of the premises and of the mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Agreement

1.  Transfer and Voting of Shares

(a)  Transfer of Shares. The Stockholder shall not, directly or indirectly, (i) sell, convey, transfer, pledge or otherwise encumber or dispose of any or all of the Stockholder’s Shares or any interest therein, (ii) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto (other than as contemplated hereunder) or (iii) enter into any contract, option or other arrangement or undertaking (other than as contemplated hereunder) with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Shares.

(b)  Vote in Favor of Restated Charter. The Stockholder, solely in Stockholder’s capacity as a stockholder of WinWin, agrees to vote (or cause to be voted) all Shares at any meeting of the Stockholders of WinWin or any adjournment thereof, and in any action proposed to be taken by written consent of the Stockholders of WinWin, (i) in favor of the adoption of the Restated Charter in the form attached hereto, (ii) against any merger, consolidation, sale of assets, recapitalization or other business combination involving WinWin (other than as contemplated in the Joint Venture Agreement or Restated Charter) or any other action or agreement that could reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of WinWin under the Joint Venture Agreement or that could reasonably be expected to result in any of the conditions to Solidus’ obligations under the Joint Venture Agreement not being fulfilled, (iii) against any revocation of the consent attached hereto as Annex II and (iv) in favor of any other matter intended to facilitate the consummation of the transactions contemplated by the Joint Venture Agreement.

(c)  Grant of Proxy; Execution of Consent; Further Assurances.

(i)  The Stockholder, by this Agreement, with respect to the Shares, does hereby irrevocably constitute and appoint Solidus, or any nominee of Solidus, with full power of substitution, as the Stockholder’s true and lawful attorney and proxy, for and in the Stockholder’s name, place and stead, to vote, at any time prior to the Expiration Date (as defined below), the Shares as the Stockholder’s proxy, both at every annual, special or adjourned meeting of the stockholders of WinWin and including the right to sign the Stockholder’s name (as Stockholder) to any written consent, certificate or other document relating to the Shares that may be permitted or required by applicable law (A) in favor of the adoption of the Restated Charter in the form attached hereto, (B) against any merger, consolidation, sale of assets, recapitalization or other business combination involving WinWin (other than as contemplated in the Joint Venture Agreement or Restated Charter) or any other action or agreement that could reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of WinWin under the Joint Venture Agreement or that could reasonably be expected to result in any of the conditions to Solidus’ obligations under the Joint Venture Agreement not being fulfilled, (C) against any revocation of the consent attached hereto as Annex II and (D) in favor of any other matter intended to facilitate the consummation of the transactions contemplated by the Joint Venture Agreement. This proxy is coupled with an interest and is irrevocable. As used herein, the term “Expiration Date” shall mean the earlier to occur of (I) such date as the Joint Venture Agreement shall have been validly terminated in accordance with Section 13 thereof or (II) such date and time as the Second Closing (as defined in the Joint Venture Agreement) shall have occurred.

(ii)  As contemplated by this Agreement and the Joint Venture Agreement, the Stockholder has irrevocably executed the written consent attached hereto as Annex II, pursuant to which the Stockholder has approved the adoption and filing of the Restated Charter.

(iii)  The Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Solidus the power to carry out the provisions of this Agreement.

(d)  Termination. This Agreement and the proxy granted hereunder shall terminate and cease to be effective upon the Expiration Date. This proxy revokes all prior proxies granted by the Stockholder and is irrevocable, until such time as this Agreement terminates pursuant to this Section 1(d).

2.  Representation and Warranties; Covenants of the Stockholder. The Stockholder hereby represents and warrants and covenants to Solidus as follows:

(a)  Organization; Authorization. The Stockholder has all requisite capacity and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, including the consent attached hereto as Annex II, has been duly executed and delivered by or on behalf of the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Solidus, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)  No Conflict; Required Filings and Consents.

(i)  The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby will not, (A) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder or any of the Stockholder’s assets or properties is bound or affected or (B) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of the property or assets of the Stockholder, including, without limitation, the Shares, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s assets or properties is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee or any party to a voting agreement whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated by this Agreement.

(ii)  The execution and delivery of this Agreement by the Stockholder does not, and the performance of the Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals authorizations or permits, or to make such filings or notifications, could not prevent, delay or impair the Stockholder’s ability to consummate the transactions contemplated by this Agreement. The Stockholder does not have any understanding in effect with respect to the voting or transfer of any Shares. The Stockholder is not required to make any filing with or notify any governmental or regulatory authority in connection with this Agreement, the Joint Venture Agreement or the transactions contemplated hereby or thereby.

(c)  Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Stockholder or any of the Stockholder’s affiliates, threatened against the Stockholder or any of the Stockholder’s affiliates or any of their respective properties or any of their respective officers or directors, in the case of a corporate entity (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to prevent, delay or impair the Stockholder’s ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against the Stockholder or any of the Stockholder’s affiliates, or, to the knowledge of the Stockholder, any of their respective directors or officers, in the case of a corporate entity (in their capacities as such), or any of their respective partners (in the case of a partnership), that could reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse affect on the Stockholder’s ability to consummate the transactions contemplated by this Agreement.

(d)  Title to Shares. Annex I hereto correctly sets forth, as of the date of this Agreement, the number of Shares owned beneficially and of record by the Stockholder, divided between those Shares owned both of record and beneficially and those Shares for which the Stockholder solely has voting power or the power to direct the voting thereof. The Shares constitute the Stockholder’s entire interest in the outstanding capital stock of WinWin. The Stockholder has good title to all of the Shares indicated as owned by the Stockholder in the capacity set forth on Annex I as of the date hereof, and all such Shares are so owned free and clear of any liens, security interests, charges or other encumbrances or restrictions of any kind, except for the cap on sales, loans, disposition, pledges or transfers referenced in Section 4(g) of that certain Securities Purchase Agreement, dated as of February 25, 2005, among WinWin and the other parties thereto, in the form as filed with the Securities and Exchange Commission as Exhibit 10.1 to WinWin's Current Report on Form 8-K dated February 25, 2005 and as in effect as of the date of this Agreement.

(e)  Public Announcements. The Stockholder shall not issue any press release or otherwise make any public statement with respect to this Agreement, the Joint Venture Agreement or the Restated Charter without the prior written consent of Solidus.

3.  General Provisions

(a)  Company Stop Transfer Agreement. WinWin hereby acknowledges the restrictions on transfer of Shares contained in Section 1(a) hereof. WinWin agrees not to register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares, unless such transfer is made pursuant to and in compliance with this Agreement. WinWin further agrees to instruct its transfer agent, if any, not to transfer any certificate or uncertificated interest representing any Shares until (i) the transfer agent has received Solidus’ consent to such a transfer or (ii) this Agreement has been terminated pursuant to Section 1(d) hereof.

(b)  Further Instruments and Actions. The Stockholder and WinWin agree to execute such further instruments and to take such further action as may reasonably be necessary or desirable to carry out the intent of this Agreement. The Stockholder and WinWin agree to cooperate affirmatively with Solidus, to the extent reasonably requested by Solidus, to enforce the rights and obligations of the parties under this Agreement.

(c)  Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by express mail or equivalent over-night courier service, prepaid, or by facsimile:

if to WinWin:

WinWin Gaming, Inc.
8687 West Sahara, Suite 201
Las Vegas, NV 89117
Tel: (702) 212-4530
Fax: (702) 212-4553
Attention: Patrick Rogers

with a copy to:

Thelen Reid & Priest LLP
701 Eighth Street, N.W.
Washington, D.C. 20001
Tel: 202.508.4281
Fax: 202.654.1804
Attention: Louis A. Bevilacqua

if to Solidus:

Solidus Networks, Inc.
101 Second Street, Suite 1100
San Francisco, California 94105
Tel: (415) 281-2200
Fax: (415) 281-2202
Attention: Gus Spanos

with a copy to:

Cooley Godward llp
101 California Street, 5th Floor
San Francisco, CA 94111
Tel: (415) 693-2000
Fax: (415) 693-2222
Attention: Kenneth L. Guernsey

if to a Stockholder:

To the address of Stockholder on file with WinWin

or at such other address or facsimile number as a Party may designate by giving at least ten days’ advance written notice to the other Party. All such notices and other communications shall be deemed given upon (I) receipt or refusal of receipt, if delivered personally, (II) three days after being placed in the mail, if mailed, or (III) confirmation of facsimile transfer, if faxed.

(d)  Headings. The underlined headings contained in the Agreement are for convenience of reference only, shall not be deemed to be a part of the Agreement and shall not be referred to in connection with the construction or interpretation of the Agreement.

(e)  Confidentiality. The parties agree that the terms and conditions of this Agreement shall remain confidential and shall not be disclosed to any third parties, except as may be required to enforce the parties’ rights and obligations hereunder.

(f)  Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(g)  Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof. From and after the date hereof, the Original Voting Agreement shall be amended and restated in its entirety hereby.

(h)  Amendments. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by a written agreement specifically referring to this Agreement executed and delivered by the Stockholder and Solidus.

(i)  Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Solidus may assign this Agreement to any direct or indirect wholly owned subsidiary of Solidus, provided that no such assignment shall relieve Solidus of its obligations hereunder.

(j)  Fees and Expenses. Except as otherwise provided herein or in the Joint Venture Agreement, all costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

(k)  Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to the Agreement agree that, in the event of any breach or threatened breach by any party to the Agreement of any covenant, obligation or other provision set forth in the Agreement for the benefit of any other party to the Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (ii) an injunction restraining such breach or threatened breach.

(l)  Applicable Law; Jurisdiction. The Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws). In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 3(c).

(m)  No Third Party Beneficiaries. None of the provisions of the Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

(n)  No Waiver.

(i)  No failure on the part of any Person to exercise any power, right, privilege or remedy under the Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under the Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(ii)  No Person shall be deemed to have waived any claim arising out of the Agreement, or any power, right, privilege or remedy under the Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(o)  Counterparts. The Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

[Signature page follows]

Each of Solidus, WinWin and Stockholder has executed or has caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

Solidus Networks, Inc.

By: ________________________
Name:
Title:

WinWin Gaming, Inc.

By: ________________________
Name:
Title:

________________________
Stockholder

________________________
Signature of Stockholder

________________________
Printed Name of Stockholder

                                 ________________________
Name of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)

_________________________
Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)

[Signature page to Amended and Restated Voting Agreement, Irrevocable Proxy
and Form of Stockholders’ Written Consent]

ANNEX I

Total number of shares owned of record by _____________________ [insert name of Stockholder] as of the date of this Agreement, all of which are shares of common stock: _____________.

ANNEX II

WRITTEN CONSENT IN LIEU OF SPECIAL

MEETING OF THE STOCKHOLDERS OF

WINWIN GAMING, INC.

The undersigned, being the record holder of the shares of capital stock of WinWin Gaming, Inc., a Delaware corporation (the “Company”), set below the undersigned’s signature, acting by written consent in lieu of a meeting pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware and the bylaws of the Company, hereby waives all notice of time, place and purpose of meeting and adopts and consents to the adoption of the following actions with the same effect as if taken by a vote of the stockholders of the Company at a duly called meeting of the stockholders:

Adoption of Restated Charter

Whereas, the Board of Directors of the Company has approved and adopted an amendment and restatement of the Company’s currently effective Certificate of Incorporation, as amended to date (the “Current Certificate”), in order (i) to designate a series of preferred stock as "Series A Preferred Stock," (ii) to authorize an aggregate of 60,000,000 shares of Series A Preferred Stock, (iii) to set forth the rights, preferences and privileges of the Series A Preferred Stock, (iv) to increase the number of authorized shares of Company common stock to 750,000,000 and (v) to make certain additional modifications;

Now, Therefore, Be It Resolved, that the Current Certificate be, and it hereby is, amended and restated to read in the form attached hereto as Exhibit A (the “Restated Certificate”) and the Restated Certificate be and hereby is approved; and

Resolved Further, that the approved officers of the Company be, and they hereby are, authorized and directed to take or cause to be taken, any such actions, to execute such agreements, documents and instruments and to make such filings as may be necessary or appropriate to file the Restated Certificate with the Secretary of State of the State of Delaware and to carry out the intent and accomplish the purpose of the foregoing resolution, and all such actions heretofore taken by the officers in connection therewith are hereby ratified and approved.

[Signature page follows]

The undersigned has signed this written consent on the date appearing next to the undersigned’s name.

Dated: ____________, 2006
_________________________
Signature of Stockholder

_________________________
Printed Name of Stockholder

__________________________
Name of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)

__________________________
Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)

Total number of shares owned of record as of the above date:

Common Stock ____________________

ANNEX III

FORM OF RESTATED CHARTER

(See Attached)

Schedule of Signatories

Stockholder	Shares
China Sue Trust	500,000
Rogers Living Trust	8,500,000
Arthur Petrie	4,709,678
Arthur Petrie	69,000
Cook Family Trust, dated 9/10/91	1,942,647
Calico Capital Management, LLC	500,000
John Lawrence Clofine	150,000
Ella Jane Clofine	150,000
Angela Jane Clofine	200,000
Van Wagoner Crossover Fund LP	2,000,000
John Gronvall	7,750
John M. Gronvall Revocable Trust	3,931,175
Players Club Partners, LLC	156,000
Dwight N. Call	72,000
Galt Funding, LLC	2,430,773
IPO Pang P.C.	2,279,357